UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2015

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 27, 2015 (the “Annual Meeting”).  Stockholders acted on items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2016 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Terry P. Bayer	32,332,407	166,697	177,048	8,972,073
Edwin A. Guiles	32,320,431	147,867	207,854	8,972,073
Bonnie G. Hill	32,187,949	322,598	165,605	8,972,073
Martin A. Kropelnicki	32,193,312	277,873	204,967	8,972,073
Thomas M. Krummel, M.D.	32,329,798	142,058	204,296	8,972,073
Richard P. Magnuson	28,060,406	4,412,672	203,074	8,972,073
Linda R. Meier	32,186,918	323,277	165,957	8,972,073
Peter C. Nelson	32,070,160	422,309	183,683	8,972,073
Lester A. Snow	32,334,698	134,561	206,893	8,972,073
George A. Vera	32,164,315	324,929	186,908	8,972,073

2.        The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,165,010	1,842,880	668,262	8,972,073

3.        The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2014 was ratified as follows:

Votes For	Votes Against	Abstentions
41,167,353	265,902	214,970

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 28, 2015	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer